Exhibit 10(a)(xl)

COUSINS PROPERTIES INCORPORATED
2019 OMNIBUS INCENTIVE STOCK PLAN
DIRECTOR STOCK CERTIFICATE

GRANT

This Director Stock Certificate (the “Certificate”) evidences the grant by Cousins Properties Incorporated (“CPI”), in accordance with the Cousins Properties Incorporated 2019 Omnibus Incentive Stock Plan (the “Plan”) and the terms and conditions below, of _____ Shares to _________ (the “Director”), with the number of Shares determined as set forth below. This Share grant (the “Award”) is granted effective as of ________, which is referred to as the “Grant Date.”

In accordance the resolutions of CPI’s Board of Directors (the “Board”) dated ___________ (the “Director Compensation Resolutions”), the Shares granted pursuant to this Certificate are:

1.
________ Shares (the “Regular Shares”), comprising the equity component of the Director’s annual compensation for the term from the CPI’s Annual Meeting on April __, ___ through the next Annual Meeting (the “Service Term”). The number of Regular Shares granted pursuant to this Certificate shall be determined by dividing the Director’s annual equity compensation of $____________ by the Fair Market Value of a Share on May 31 (provided that if May 31 is not a regular trading day of the New York Stock Exchange, then the Fair Market Value of the next regular trading day shall be used). The grant of the Regular Shares is made in accordance with Section 17.1 of the Plan.

2.
_______ Shares (the “In Lieu Shares”), comprising ____ % of the cash component of the Director’s annual compensation for the Service Term (including any fees for service as a Chair of a Committee or Board). The number of In Lieu Shares granted pursuant to this Certificate shall be determined by dividing such portion of the cash component (as to which the Director has confirmed his or her election to receive in the form of Shares) by 95% of the Fair Market Value (as defined in the Plan) of a share of Stock on May 31 (provided that if May 31 is not a regular trading day of the New York Stock Exchange, then the fair market value of the next regular trading day shall be used). The grant of the In Lieu Shares is made in accordance with Section 17.2 of the Plan.

COUSINS PROPERTIES INCORPORATED

By:
Title:

Exhibit 10(a)(xl)

TERMS AND CONDITIONS

1 Plan and Grant Certificate. This Award is subject to all of the terms and conditions in this Certificate and in the Plan. If a determination is made that any term or condition in this Certificate is inconsistent with the Plan, the Plan will control. All of the capitalized terms not otherwise defined in this Certificate will have the same meaning in this Certificate as in the Plan. A copy of the Plan will be available to the Director upon written request to the Secretary of CPI.
2 Shareholder Rights. The Director will have all the rights of a shareholder with respect to the Shares.
3 Vesting. The Director shall be immediately vested in all Shares on the Grant Date.
4 Delivery of Shares. CPI will issue a book entry account for the Shares in the Director’s name as soon as practicable following the Grant Date.
5 Rule 16b-3. CPI shall have the right to amend this Share grant to withhold or otherwise restrict the transfer of the Shares to the Director as CPI deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Section 16 of the 1934 Act is applicable to the grant or transfer.
6 Other Laws. CPI may refuse to transfer Shares to the Director if the transfer of such shares might violate any applicable law or regulation. Pending a final determination as to whether a transfer would violate any applicable law or regulation, CPI may refuse such transfer if it believes in good faith that such transfer might violate any applicable law or regulation.
7 No Right to Continue Service. Neither the Plan, this Certificate, nor any related material is intended to give the Director the right to continue to serve on the Board through the Service Term or otherwise.
8 Governing Law. The Plan and this Certificate are governed by the laws of the State of Georgia.
9 Binding Effect. This Certificate is binding upon CPI, its Subsidiaries and Affiliates, and the Director and their respective heirs, executors, administrators and successors.
10 Headings and Sections. The headings contained in this Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Certificate. Any references to sections (§) in this Certificate shall be to sections (§) of this Certificate unless otherwise expressly stated as part of such reference.